Exhibit 3.2
Constitution
Reference:  MET994-00001
Medlab Clinical Ltd
ACN 169 149 071
Newcastle
Sparke Helmore Building, Level 7, 28 Honeysuckle Dr, Newcastle NSW 2300
PO Box 812, Newcastle NSW 2300
t: +61 2 4924 7200 | f: +61 2 4924 7299 | DX 7829 Newcastle | www.sparke.com.au
adelaide | brisbane | canberra | melbourne | newcastle | perth | port macquarie | sydney | upper hunter

Contents
1	Introductory		8
	1.1	Definitions	8
	1.2	Application of definitions in Act and Listing Rules	9
	1.3	General interpretation	9
	1.4	Replaceable rules	10
	1.5	Application of Listing Rules	10
	1.6	General authorisation	10
2	Share capital and variation of rights		10
	2.1	Issue of Shares	10
	2.2	Fractional shares	11
	2.3	Variation or cancellation of rights	11
	2.4	New issue does not vary rights	11
	2.5	Surrender of shares	11
	2.6	No recognition of trusts	11
	2.7	Joint holders	12
3	Transactions affecting share capital		12
4	Lien		12
	4.1	Lien for moneys called	12
	4.2	Exemption at Directors’ discretion	12
	4.3	Lien extends to dividends	12
	4.4	Sale where lien over shares	12
	4.5	Completion of Sale	13
	4.6	Application of proceeds of sale	13
	4.7	Lien on payments made by the Company	13
5	Calls on shares		14
	5.1	Directors may make calls	14
	5.2	Payment of calls	14
	5.3	Calls by instalments	14
	5.4	Revocation of call	14
	5.5	Time of call	14
	5.6	No notice of call	14
	5.7	Liability of joint holders	14

	5.8	Interest on unpaid calls	14
	5.9	Waiver of interest	15
	5.10	Certain sums treated as calls	15
	5.11	Terms of issue of shares may differ	15
	5.12	Prepayment of calls	15
6	Forfeiture of shares		15
	6.1	Notice of forfeiture	15
	6.2	Forfeiture of shares	16
	6.3	Forfeiture includes unpaid dividends	16
	6.4	Directors power on forfeiture	16
	6.5	Notice of forfeiture	17
	6.6	Residue of proceeds of sale	17
	6.7	Implications of forfeiture for Member	17
	6.8	Statement as evidence of forfeiture	17
	6.9	Transfer of forfeited share	17
	6.10	Transferee’s title to share	17
	6.11	Non-payment treated as call	18
7	Transfer of shares		18
	7.1	Instrument of transfer	18
	7.2	Execution of instrument	18
	7.3	Transferor remains holder	18
	7.4	Directors may refuse registration	18
	7.5	Obligation to refuse registration	19
	7.6	Written notice to security holder of holding lock or refusal	19
8	Transmission of shares		19
	8.1	Title on death of Member	19
	8.2	Registration as holder	19
	8.3	Entitlement to deceased Member’s rights	20
	8.4	Joint entitlement	20
9	General meetings		20
	9.1	Annual general meeting	20
	9.2	Convening general meetings	20
	9.3	Notice of general meeting	20

	9.4	Meetings may be cancelled or postponed	21
	9.5	Failure to give notice	21
	9.6	Technology	21
10	Proceedings at general meetings		21
	10.1	Membership at a specified time	21
	10.2	Business at general meeting	21
	10.3	Quorum required	21
	10.4	Quorum	21
	10.5	Absence of quorum	22
	10.6	Chair	22
	10.7	Absence of the chair	22
	10.8	Conduct of general meetings	22
	10.9	Adjournment of meetings	22
	10.10	Notice of adjourned meeting	22
	10.11	Questions decided by majority	23
	10.12	Voting at general meetings	23
	10.13	Result of voting by show of hands	23
	10.14	Withdrawal of demand for poll	23
	10.15	Taking of poll	23
	10.16	Poll to elect chair	23
	10.17	Effect of poll	23
	10.18	Chair does not have a casting vote	23
	10.19	Right to attend meeting	23
	10.20	Voting entitlement	24
	10.21	Vote of joint holders	24
	10.22	Vote of mentally affected Member and minors	24
	10.23	Objection to voting rights	25
	10.24	Appointment of proxies	25
	10.25	Instrument appointing a proxy	25
	10.26	Representatives of bodies corporate	25
	10.27	Validity of instrument of appointment	25
	10.28	Validity of vote not affected	26
	10.29	Incomplete proxy	26

11	Appointment, removal and remuneration of Directors		26
	11.1	Continuing Directors	26
	11.2	Number of Directors	26
	11.3	Appointment and removal of Directors	27
	11.4	Rotation of Directors	27
	11.5	Office held until conclusion of meeting	27
	11.6	Director elected at general meeting	27
	11.7	Eligibility for election as Director	27
	11.8	Filling a casual vacancy	27
	11.9	Directors' remuneration	27
	11.10	Expenses incurred by Directors	28
	11.11	Payment for special exertions	28
	11.12	Directors need not be Members	28
	11.13	Vacation of Director’s office	28
12	Powers of Directors		28
	12.1	Power to manage Company generally	28
	12.2	Appointment of attorneys	28
	12.3	Provisions of power of attorney	29
	12.4	Delegation of powers to Committee	29
	12.5	Powers of Committee	29
	12.6	Meetings of Committee	29
13	Duties and interests of Directors		29
	13.1	Extent of duties	29
	13.2	Disclosure of interests	30
	13.3	Interested Directors may vote and be counted in quorum	30
	13.4	Execution of instruments	30
	13.5	Application to Alternate Director	30
14	Proceedings of Directors’ meetings		30
	14.1	Directors’ meetings	30
	14.2	Directors may convene meetings	31
	14.3	Notice	31
	14.4	Decisions resolved by majority	31
	14.5	Alternate Director or proxy and voting	31

	14.6	Chair	31
	14.7	Chair has casting vote	31
	14.8	Quorum	31
	14.9	Remaining Directors may act	32
	14.10	Circular resolutions of Directors	32
	14.11	Circular resolutions on separate documents	32
	14.12	Validity of Directors' actions	32
	14.13	Directors need not be present in person	32
15	Alternate Directors		33
	15.1	Appointment of alternate directors	33
	15.2	Entitlement to notice and to vote	33
	15.3	Powers of alternate director	33
	15.4	Alternate director need not be Member	33
	15.5	Termination of appointment	33
	15.6	Mode of appointment and termination	33
	15.7	Alternate Director and number of Directors	33
	15.8	Remuneration	33
16	Managing Director and executive directors		33
	16.1	Appointment of Managing Director	33
	16.2	Termination of Managing Director	34
	16.3	Managing Director exempt	34
	16.4	Remuneration of executive Directors	34
	16.5	Executive Directors’ powers	34
17	Secretary		34
	17.1	Appointment of Secretary	34
	17.2	Suspension and removal of Secretary	34
	17.3	Powers, duties and authorities of Secretary	34
18	Seal		34
	18.1	Use and safe custody of common seal	34
	18.2	Authority to use seal	35
	18.3	Duplicate common seal	35
	18.4	Non autographic signatures	35
	18.5	No limitation	35

19	Company administration		35
	19.1	Minutes of meeting	35
	19.2	Evidence of meetings	35
	19.3	Inspection of records	35
	19.4	Execution of cheques and negotiable instruments	36
	19.5	Execution of documents	36
20	Dividends and reserves		36
	20.1	Reserve fund	36
	20.2	Determination of dividend	36
	20.3	Interest not payable	37
	20.4	Dividend amount	37
	20.5	Amounts deducted from dividends	37
	20.6	Distribution of assets	37
	20.7	Manner of payment	37
	20.8	Receipt from joint holders	38
	20.9	Election to reinvest dividend	38
	20.10	Election to accept shares in lieu of dividend	38
	20.11	Unclaimed dividends	38
21	Capitalisation of profits		38
	21.1	Application of capitalised amount	38
	21.2	Adjustment of rights	39
22	Notices		40
	22.1	No address given by Member	40
	22.2	Giving of notices by the Company	40
	22.3	Effecting of notices	40
	22.4	Evidence of service	40
	22.5	Notice to joint holders	40
	22.6	Persons entitled to shares	40
	22.7	Person entitled on death or bankruptcy	40
23	Winding up		41
	23.1	Distribution	41
	23.2	Liquidator’s powers on winding up	41
	23.3	Shares issued on special terms	41

24	Indemnity and insurance		41
	24.1	Indemnity	41
	24.2	Insurance	42
	24.3	Contract	42
25	Restricted Securities		42
	25.1	Disposal during Escrow Period	42
	25.2	Breach of Restriction Agreement or Listing Rules	42
26	Unmarketable Parcels of shares		42
	26.1	Shares held less than a Marketable Parcels	43
	26.2	Notice to Members	43
	26.3	New holdings	43
	26.4	Sale of shares	43
	26.5	Sale proceeds	44
	26.6	Costs	44
	26.7	12 month limit	44
	26.8	Effect of a takeover bid	44
	26.9	Revocation of notice	44
	26.10	Separate membership	44

1	Introductory
1.1	Definitions
In this Constitution unless the context otherwise requires:
Act means the Corporations Act 2001 (Cth) and includes any statutory modification or re-enactment of it, any legislative provision substituted for it, and all regulations and statutory instruments issued under it.
Alternate Director means a person appointed as an alternate director under rule 15.1.
ASX means ASX Limited.
Business Day means a day on which banks are open for general banking business in New South Wales, excluding Saturdays and Sundays.
Committee means a committee of Directors constituted under rule 12.4.
Company means Medlab Clinical Ltd ACN 169 149 071.
Constitution means this constitution as amended from time to time.
CS Facility has the meaning given to the term “clearing and settlement facility” in section 768A of the Act.
CS Facility Operator means the operator of a CS Facility.
Default Rate means the base rate charged by the Company’s principal banker to corporate customers from time to time in respect of overdraft loans in excess of $100,000.00 calculated on a daily basis and a year of 365 days.
Director means a person holding office as a director of the Company and where appropriate includes an Alternate Director.
Directors mean all or some of the Directors acting as a board.
Listing Rules means the Listing Rules of ASX and any other rules of ASX which are applicable while the Company is admitted to the official list of ASX, each as amended or replaced from time to time, except to the extent of any express written waiver by ASX.
Managing Director means a person appointed as a managing director under rule 16.1.
Marketable Parcel has the meaning given to that term in the Listing Rules.
Member means a person entered in the Register as a holder of shares in the capital of the Company.
Operating Rules means the operating rules of a CS Facility regulating the settlement, clearing and registration of uncertificated shares as amended, varied or waived (whether in respect of the Company or generally) from time to time.
Register means the register of Members of the Company under the Act and, if appropriate, includes a branch register.

Registered Office means the registered office of the Company from time to time.
Related Body Corporate has the meaning given to that term in the Act.
Representative means a person appointed to represent a corporate Member at a general meeting of the Company in accordance with the Act.
Restriction Agreement means a restriction agreement within the meaning and for the purposes of the Listing Rules.
Secretary means any person appointed to perform the duties of a secretary of the Company.
1.2	Application of definitions in Act and Listing Rules
Unless the contrary intention appears in this Constitution, an expression has, in a provision of this Constitution that deals with a matter dealt with by a particular provision of the Act or the Listing Rules, the same meaning as in that provision of the Act or the Listing Rules, and words defined in the Act or the Listing Rules have the same meaning in this Constitution.
1.3	General interpretation
In this Constitution unless the context otherwise requires:
(a)	headings are used only for convenience and do not affect interpretation;
(b)	the singular includes the plural and vice versa;
(c)	words of one gender include the other gender;
(d)	the word person includes a firm, a body corporate, an unincorporated association or an authority and vice versa;
(e)	a reference to a person includes a reference to the executors, administrators, successors, permitted substitutes and assigns and legal personal representatives of that person;
(f)	a reference to a law includes regulations and instruments made under that law and includes amendments, re-enactments or replacements of that law or provision;
(g)	a reference to a meeting of Members includes a meeting of any class of Members;
(h)	a Member is taken to be present at a meeting of Members if the Member is present in person or by proxy, attorney or Representative;
(i)	a reference to a call or an amount called in respect of a Share includes a reference to an amount that, by the terms of issue of a Share or otherwise, is payable at one or more fixed times;
(j)	a reference to this Constitution includes any schedule, annexure or exhibit to it; and
(k)	a reference to a rule or schedule is to a rule or schedule of this Constitution.

1.4	Replaceable rules
The replaceable rules contained in the Act do not apply to the Company and are displaced in full by this Constitution.
1.5	Application of Listing Rules
(a)	In this Constitution a reference to the Listing Rules only applies while the Company is on the Official List of ASX.
(b)	While the Company is admitted to the Official List of ASX, the following clauses apply:
(i)	notwithstanding anything contained in this Constitution, if the Listing Rules prohibit an act being done, the act shall not be done;
(ii)	nothing contained in this Constitution prevents an act being done that the Listing Rules require to be done;
(iii)	if the Listing Rules require an act to be done or not to be done, authority is given for that act to be done or not to be done (as the case may be);
(iv)	if the Listing Rules require this Constitution to contain a provision and it does not contain such a provision, this Constitution is deemed to contain that provision;
(v)	if the Listing Rules require this Constitution not to contain a provision and it contains such a provision, this Constitution is deemed not to contain that provision; and
(vi)	if any provision of this Constitution is or becomes inconsistent with the Listing Rules, this Constitution is deemed not to contain that provision to the extent of the inconsistency.
1.6	General authorisation
Where the Act authorises or permits a company to do any matter or thing if so authorised by its Constitution, the Company is and will be taken by this rule to be authorised or permitted to do that matter or thing, despite any other provisions of this Constitution.
2	Share capital and variation of rights
2.1	Issue of Shares
Subject to this Constitution, the Listing Rules and the Act and any rights for the time being attached to the shares in any special class of shares, all unissued shares in the Company are under the control of the Directors who may issue and allot, grant options over or otherwise deal with, or dispose of them at such times with such rights and privileges and on such terms and conditions as the Directors determine.

2.2	Fractional shares
The Directors have the right to settle the manner in which fractions of a share, however arising, are to be dealt with.
2.3	Variation or cancellation of rights
(a)
Subject to the Act, if at any time the share capital of the Company is divided into different classes of shares, the rights attached to shares in any class of shares (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound up, be varied or cancelled by special resolution of the Company and:

(i)	by special resolution passed at a meeting of the class of Members holding shares in that class; or
(ii)	with the written consent of Members with at least 75% of the votes in that class.
(b)	A meeting of a class of Members must be called and held in the same way, as far as possible, in which a meeting of Members may be called and held.
(c)	The Company must give written notice of the variation or cancellation to the Members of the class within seven days after the variation or cancellation is made.
2.4	New issue does not vary rights
Subject to the Act and the Listing Rules, the rights conferred on the holders of the shares of any class issued with preferred or other rights are not to be considered, unless otherwise expressly provided by the terms of issue of the shares of that class, to be varied by the creation or issue of further shares ranking equally with the first-mentioned shares.
2.5	Surrender of shares
The Directors may accept a surrender of shares to settle any dispute as to the validity of the issue of those shares or in any other case where a surrender is within the powers of the Company, and any shares so surrendered may be sold or disposed of in the same way as a share forfeited under rule 6.2.
2.6	No recognition of trusts
Except as required by law or by this Constitution, the Company is not (even when having actual notice):
(a)	required to recognise a person as holding a share on any trust; or
(b)
bound by or compelled in any way to recognise (whether or not it has notice of the interest or rights concerned) any equitable, future or partial interest in any share or unit of a share or any other right in respect of a share except an absolute right of ownership in the Member.

2.7	Joint holders
If two or more persons are registered as joint holders of any share, the joint holder named first in the register of Members in respect of that share is treated as being the sole owner of the share in relation to the receipt of dividends, service of notices and all other matters connected with the Company except the transfer of shares, the right to vote, delivery of certificates and liability for calls or instalments.
3	Transactions affecting share capital
The Company may give effect to any transaction which affects its share capital (including reductions in share capital and share buy-backs) in any way permitted by the Act.
4	Lien
4.1	Lien for moneys called
To the extent permitted by law, the Company has a first and paramount lien on every share for:
(a)	all due and unpaid calls and instalments in respect of that share;
(b)	all money which the Company has been called on by law to pay, and has paid, in respect of that share;
(c)	interest at the Default Rate on the amount due from the date it becomes due until payment; and
(d)	reasonable expenses of the Company in respect of the default on payment.
4.2	Exemption at Directors’ discretion
Subject to the Act, the Directors may, at any time and to any extent, exempt a share wholly or in part from the provisions of rule 4.1.
4.3	Lien extends to dividends
The Company’s lien (if any) on a share extends to all dividends payable in respect of the share and to the proceeds of sale of the share. The Directors may retain the dividends or proceeds of sale and may apply them in or towards satisfaction of all amounts due to the Company in respect of which the lien exists.
4.4	Sale where lien over shares
The Company may sell, in such manner as the Directors think fit, any shares on which the Company has a lien where:
(a)	a sum in respect of which the lien exists is presently payable; and
(b)
the Company has, not less than 14 Business Days before the date of the sale, given to the Member or the person entitled to the share by reason of the death or bankruptcy of the Member a notice in writing demanding payment of such part of the amount in respect of which the lien exists as is presently payable.
4.5	Completion of Sale
For the purpose of giving effect to a sale of shares under lien:
(a)	the Directors may authorise a person to do everything necessary to transfer the shares sold to the purchaser of the shares;
(b)	the Company must register the purchaser as the holder of the shares comprised in any transfer, after which the validity of the sale may not be impeached by any person;
(c)	the purchaser is not bound to see to the application of the purchase money;
(d)	the title of the purchaser to the shares is not affected by any irregularity or invalidity in connection with the sale;
(e)	the purchaser will be discharged from liability for any calls which may have been due before the purchase of those shares, unless otherwise agreed in writing; and
(f)	the remedy of any Member aggrieved by any sale will be in damages only and against the Company exclusively.
4.6	Application of proceeds of sale
The proceeds of a sale mentioned in rule 4.4 must be applied by the Company in payment of:
(a)	first, the expenses of the sale or other disposal;
(b)	second, the amounts due and unpaid in respect of those shares in respect of which the lien exists; and
(c)	third, the balance (if any) to the person entitled to the share immediately before the sale.
4.7	Lien on payments made by the Company
If any law imposes or purports to impose any immediate, future or possible liability on the Company to make any payment or empowers any person to require the Company to make any payment in respect of any shares registered in the name of any Member (whether solely or jointly with others) or in respect of any dividends or other moneys to which that Member is or may become entitled to receive from the Company, the Company:
(a)	is fully indemnified by that Member against all liability;
(b)
has a lien on those shares and all dividends and other moneys payable in respect of those shares for all moneys so paid by the Company, together with interest on that amount at the Default Rate (or at such lower rate as the Directors may determine) from the date of payment to the date of repayment, and may deduct or set off against any such dividend or other moneys payable any moneys so paid or payable by the Company together with interest;
(c)	may recover as a debt due from that Member any moneys so paid by the Company together with interest calculated on the basis set out in paragraph (b); and
(d)	may refuse to register a transfer of any shares by that Member until such money and interest has been paid to the Company.
(e)
Nothing in this rule prejudices or affects any right or remedy which the Company may have and any such right or remedy is enforceable by the Company against every such Member or, if the Member is deceased or bankrupt, the Member’s legal personal representative or the trustee of the Member’s estate (as the case may be).

5	Calls on shares
5.1	Directors may make calls
Subject to the Act, the Directors may (in accordance with the terms of issue of a share) make calls on Members in respect of any moneys unpaid on the shares held by them unless and to the extent that the terms of issue of those shares require those moneys to be paid at fixed times.
5.2	Payment of calls
Each Member must, on receiving at least 14 Business Days notice (or such longer period as the Listing Rules may require) specifying the amount of the call, the time or times and place of payment, pay to the Company at the time or times and place so specified the amount called on that Member's shares.
5.3	Calls by instalments
The Directors may make a call payable by instalment.
5.4	Revocation of call
The Directors may revoke or postpone a call.
5.5	Time of call
A call is treated as having been made at the time when the resolution of the Directors authorising the call was passed.
5.6	No notice of call
A call will not be invalidated because any Member does not receive notice of a call (whether or not due to accidental omission to give notice to that Member).
5.7	Liability of joint holders
The joint holders of a share are jointly and severally liable to pay all calls in respect of the share.
5.8	Interest on unpaid calls
If a sum called or otherwise payable to the Company in respect of a share is not paid on or before the day appointed for its payment, the person from whom the sum is due must pay interest on the sum from the day appointed for its payment to the time of actual payment at the rate determined by the Directors but not exceeding the Default Rate as well as all expenses incurred by the Company arising from the failure to pay by that person.
5.9	Waiver of interest
The Directors may waive payment of all or part of the interest payable under rule 5.8.
5.10	Certain sums treated as calls
Subject to any notice requirement under the Listing Rules, if by the terms of issue of a share any sum is payable on allotment or at a fixed date:
(a)	that sum is to be treated as a call duly made and payable on the date on which the sum becomes payable under the terms of issue of that share; and
(b)
if that sum is not paid when due, all the relevant provisions of this Constitution relating to payment of interest and expenses, forfeiture or otherwise apply as if the sum had become payable by virtue of a call duly made and notified.

5.11	Terms of issue of shares may differ
The Directors may, on the issue of shares, differentiate between the holders as to the amount of calls to be paid and the times of payment.
5.12	Prepayment of calls
The Directors may:
(a)	accept from a Member the whole or part of the amount unpaid on a share even if no part of that amount has been called; and
(b)
authorise payment by the Company of interest on the whole or part of an amount accepted under rule 5.12(a), until that amount becomes payable, at a rate agreed between the Directors and the Member not exceeding the Default Rate.

6	Forfeiture of shares
6.1	Notice of non-payment
If a Member fails to pay a call or instalment of a call on or before the day for payment of the call or instalment, the Directors may, at any time while any part of the call or instalment remains unpaid, serve a notice on that Member:
(a)	requiring payment of the unpaid call or instalment, together with any interest that has accrued and all expenses incurred by the Company arising from the failure to pay;
(b)	specifying a date (not earlier than the expiration of 14 days from the date of service of the notice) on or before which the payment required by the notice is to be made; and

(c)	stating that, in the event of non-payment at or before the date specified, the shares in respect of which the call was made will be liable to be forfeited.
6.2	Forfeiture of shares and release or waiver of liability
(a)	The Company may only:
(i)	cancel forfeited shares; and
(ii)	release or waive liability for the amount called but unpaid in respect of forfeited shares which have been cancelled, if approved in general meeting by holders of ordinary shares in the Company
(b)	The notice of meeting must include:
(i)	details of the forfeited shares, including their issue price, the amount called but unpaid, and the amount uncalled;
(ii)	the outstanding liability of the former Member, and what action the Company has taken (and will take) to recover that amount;
(iii)	a statement as to whether it is proposed that liability for the amount called but unpaid in respect of forfeited shares which have been cancelled should be released or waived; and
(iv)	a voting exclusion statement consistent with clause 6.2(c).
(c)	The notice of meeting in clause 6.2(b) must contain a voting exclusion statement to the effect that the Company will disregard any votes cast on a resolution by:
(i)	the Member whose shares are to be cancelled or liability released or waived; and
(ii)	an associate of that Member whose shares are to be cancelled or liability released or waived, however, the Company need not disregard a vote if:
(iii)	it is cast by a person as proxy for a person who is entitled to vote, in accordance with the directions on the proxy form; or
(iv)	it is cast by the person chairing the meeting as proxy for a person who is entitled to vote, in accordance with a direction on the proxy form to vote as the proxy decides.
6.3	Forfeiture includes unpaid dividends
A forfeiture under rule 6.2 includes all dividends and other distributions declared or to be made in respect of the forfeited shares and not actually paid before the forfeiture.
6.4	Directors power on forfeiture
Subject to the Act, a forfeited share may be sold, re-issued or otherwise disposed of on the terms and in the manner as the Directors think fit, and, at any time before a sale or disposition, the forfeiture may be cancelled on the terms the Directors think fit.
6.5	Notice of forfeiture
If any share is forfeited, notice of the forfeiture must be given to the Member holding the share immediately before the forfeiture and an entry of the forfeiture and its date must be made in the Register. Any failure to give notice or enter the forfeiture in the Register does not invalidate the forfeiture.
6.6	Residue of proceeds of sale
Any residue from the proceeds of sale of a forfeited share, after satisfaction of any calls or instalments due and unpaid and accrued interest and expenses in respect of those shares must be paid:
(a)	to the person entitled to those shares at the time of the forfeiture; or
(b)	to the executors, administrators or assigns of that person.
6.7	Implications of forfeiture for Member
A person whose shares have been forfeited:
(a)	ceases to be a Member in respect of the forfeited shares;
(b)	will have no claims or demands against the Company, and no other rights, in respect of those shares expect as expressly provided by the Act or this Constitution; and
(c)	remains liable (in the absence of the approval of the holders of ordinary shares) for any amount called but unpaid on the shares despite the fact that they have been forfeited.
6.8	Statement as evidence of forfeiture
A statement in writing by a Director or Secretary declaring that a share in the Company has been duly forfeited on a date specified in the statement is sufficient but not conclusive evidence of the facts specified in the statement as against all persons claiming to be entitled to the share.
6.9	Transfer of forfeited share
The Company may receive the consideration (if any) given for a forfeited share on any sale or disposition of the share and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of and, on execution of the transfer, the transferee may be registered as the holder of the share. The transferee is not bound to see to the application of any money paid as consideration.
6.10	Transferee’s title to share
The title of a transferee to a share transferred under rule 6.9 is not affected by any irregularity or invalidity in connection with the forfeiture, sale or disposal of the share.

6.11	Non-payment treated as call
The provisions of rule 6 apply in the case of non-payment of any sum that, by the terms of issue of a share, becomes payable at a fixed time as if that sum had been payable by virtue of a call duly made and notified.
7	Transfer of shares
7.1	Instrument of transfer
Subject to this Constitution, the Listing Rules and the Act, shares in the Company are transferable:
(a)	if effected through a CS Facility, in accordance with the Operating Rules of that facility;
(b)	by instrument in writing in any usual or common form or in any other form approved by the Directors; or
(c)	by any other method of transfer of marketable securities which is recognised by the Act, ASX and the relevant CS Facility Operator and is approved by the Directors.
7.2	Execution of instrument
If an instrument of transfer is to be used to transfer a share in accordance with rule 7.1(b), it must be:
(a)	a proper instrument of transfer within the meaning of the Act;
(b)	executed by or on behalf of both the transferor and the transferee, unless it is a sufficient transfer of marketable securities within the meaning of the Act; and
(c)	left for registration at the share registry of the Company, accompanied by the information the Directors properly require to show the right of the transferor to make the transfer,
(d)	and in that event the Company must, subject to the powers vested in the Directors by this Constitution, register the transferee as the holder of the shares.
7.3	Transferor remains holder
Except as provided by the Operating Rules of a CS Facility, a transferor of shares shall remain the holder of the shares transferred until the transfer is registered and the name of the transferee is entered in the Register in respect of the shares and any requirements of the Act and of this Constitution have been complied with.
7.4	Directors may refuse registration
If permitted to do so by the Listing Rules the Directors may:
(a)	request the CS Facility Operator to apply a holding lock to prevent a transfer of shares in the Company from being registered on the CS Facility’s subregister; or

(b)	refuse to register a transfer of shares in the Company to which paragraph (a) does not apply.
7.5	Obligation to refuse registration
The Directors must:
(a)	request the CS Facility Operator to apply a holding lock to prevent a transfer of shares in the Company from being registered on the CS Facility’s subregister; or
(b)	refuse to register a transfer of shares in the Company to which paragraph 7.4(a) does not apply, if:
(c)	the Listing Rules or the Act require the Company to do so; or
(d)	the transfer is in breach of the Listing Rules or a Restriction Agreement.
7.6	Written notice to security holder of holding lock or refusal
If, in the exercise of their rights under rules 7.4 or 7.5 the Directors request application of a holding lock to prevent a transfer of shares in the Company or refuse to register a transfer of shares they must give written notice of the request or the refusal to the holder of the shares, the transferee and the broker lodging the transfer, if any. Failure to give such notice does not invalidate the decision of Directors.
8	Transmission of shares
8.1	Title on death of Member
(a)	If a Member dies, then the only person or persons who may be recognised by the Company as having title to the deceased Member’s interest in the shares are:
(i)	where the deceased Member was a sole holder - the legal personal representative of the deceased Member; and
(ii)	where the deceased Member was a joint holder - the surviving joint holder or holders.
(b)	This rule does not in any way release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by the deceased Member with other persons.
8.2	Registration as holder
(a)
Subject to the Bankruptcy Act 1966 and the Act, a person becoming entitled to a share in consequence of the death or bankruptcy of a Member may, on producing such evidence as the Directors require, elect either:

(i)	to be registered as the holder of the share, in which case the person must provide the Company with written notice signed by the person stating that election; or

(ii)	to nominate another person to be registered as the holder of the share, in which case the person must execute a transfer of the share to that other person.
(b)
All the limitations, restrictions and provisions of this Constitution relating to the right to transfer, and the registration of transfer of, shares apply to any notice as if the death or bankruptcy of the Member had not occurred and the notice or transfer were a transfer signed by that Member.

8.3	Entitlement to deceased Member’s rights
Where the Member dies or becomes bankrupt, the deceased Member’s legal personal representative or the trustee of the bankrupt Member’s estate (as the case may be) is, on the production of all information as is properly required by the Directors, entitled to the same dividends and other advantages and rights (whether in relation to meetings of the Company or to voting or otherwise) as the Member would have been entitled to if the Member had not died or become bankrupt.
8.4	Joint entitlement
Where two or more persons are jointly entitled to any share in consequence of the death or bankruptcy of a Member, they are treated as being joint holders of the share for the purposes of this Constitution.
9	General meetings
9.1	Annual general meeting
Annual general meetings of the Company are to be held in accordance with the Act.
9.2	Convening general meetings
(a)	A Director may call a general meeting at any time.
(b)	The Directors must convene a general meeting if required to do so under the Act.
9.3	Notice of general meeting
(a)	The Company must give Members notice of a general meeting in accordance with the Act.
(b)	Notice of every general meeting of the Company must be given in accordance with rule 9.3(a) to:
(i)	every Member (subject to rule 22.5);
(ii)	every Director (any Alternate Directors); and
(iii)	any auditor of the Company,
and no other person is entitled to receive notices of a general meeting of the Company unless the Act otherwise requires.

9.4	Meetings may be cancelled or postponed
The Directors may at any time after notice of a general meeting has been given, postpone or cancel the general meeting or change the place for the meeting by giving notice to all persons entitled to receive notice of that general meeting except that a meeting convened on the requisition of a Member or Members can only be cancelled with the consent of that Member or those Members.
9.5	Failure to give notice
Subject to the Act, the accidental omission to give notice of a general meeting to or the non-receipt of notice of a general meeting by any Member does not invalidate any of the proceedings of that meeting or any resolution passed at that meeting.
9.6	Technology
The Company may hold a general meeting simultaneously at two or more venues using any technology that gives the Members as a whole a reasonable opportunity to participate in the meeting.
10	Proceedings at general meetings
10.1	Membership at a specified time
The Directors may determine, for the purposes of a particular general meeting, that all the shares that are quoted on ASX at a specified time before the meeting are taken to be held at the time of the meeting by the persons who hold them at the specified time. The determination must be made and published in accordance with the Act.
10.2	Business at general meeting
No business will be transacted at any general meeting except as set out in the notice of the meeting given under rule 9.3 unless all Members of the Company are present at the meeting and otherwise agree.
10.3	Quorum required
No business may be transacted at any general meeting unless a quorum of Members is present at all times during the meeting.
10.4	Quorum
(a)	Two Members present in person or by proxy, attorney or Representative is a quorum at a general meeting.
(b)
For the purpose of determining whether a quorum is present, a person attending as a proxy, attorney or Representative is treated as being a Member. If a person attends a meeting as both a Member and as proxy, attorney or Representative for another Member, that person must only be counted once.

10.5	Absence of quorum
If a quorum is not present within 15 minutes after the time appointed for the general meeting:
(a)	where the meeting was convened on the requisition of Members, the meeting is dissolved; or
(b)	in any other case:
(i)
the meeting stands adjourned to the date and at the time and place, as the Directors determine or, if no determination is made by the Directors, to the same day in the next week at the same time and same place; and

(ii)	if at the adjourned meeting a quorum is not present within 15 minutes after the time appointed for the meeting, the meeting is dissolved.
10.6	Chair
Subject to rule 10.7, if the Directors have elected one of their number as chair of their meetings, that Director will preside as chair at every general meeting.
10.7	Absence of the chair
Where a general meeting is held and:
(a)	a chair has not been elected by the Directors; or
(b)	the chair elected by the Directors is not present within 15 minutes after the time appointed for the holding of the meeting or is unwilling to act, the Directors may elect another Director to be the chair or, if no Director is present or no Director is willing to act, the Members present must elect one of their number to be chair of the meeting.
10.8	Conduct of general meetings
Subject to the Act, the chair of a general meeting is responsible for the general conduct of that meeting and for the procedures to be adopted at the meeting and a decision by the chair under this rule is final.
10.9	Adjournment of meetings
Subject to the Act, the chair may with the consent of any general meeting at which a quorum is present, and must if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business may be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.
10.10	Notice of adjourned meeting
Notice of an adjournment or of the business to be transacted at an adjourned meeting need only be given when a general meeting is adjourned for one month or more, in which case notice of the adjourned meeting must be given as in the case of the original meeting.

10.11	Questions decided by majority
Subject to the Act, a resolution is taken to be carried if a simple majority of the votes cast on the resolution are in favour of it.
10.12	Voting at general meetings
At any general meeting a resolution put to the vote of the meeting must be decided on a show of hands unless a poll is properly (before or on the declaration of the result of the show of hands) demanded:
(a)	by the chair;
(b)	by at least five Members entitled to vote on the resolution; or
(c)	by a Member or Members with at least 5% of the votes that may be cast on the resolution on a poll.
10.13	Result of voting by show of hands
Unless a poll is demanded in accordance with rule 10.12, a declaration by the chair that a resolution has on a show of hands been carried or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the minutes of the meeting, is conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.
10.14	Withdrawal of demand for poll
The demand for a poll may be withdrawn.
10.15	Taking of poll
Subject to rule 10.16, if a poll is duly demanded, it must be taken in the manner and either at once or after an interval or adjournment or otherwise as the chair directs, and the result of the poll is the resolution of the meeting at which the poll was demanded.
10.16	Poll to elect chair
A poll demanded on the election of a chair or on a question of adjournment must be taken immediately.
10.17	Effect of poll
The demand for a poll will not prevent a meeting from continuing with the transaction of any business other than that on which a poll has been demanded.
10.18	Chair does not have a casting vote
In the case of an equality of votes, whether on a show of hands or on a poll, the chair of the general meeting at which the show of hands takes place or at which the poll is demanded, does not have a casting vote.
10.19	Right to attend meeting
Subject to this Constitution and any rights or restrictions for the time being attached to any class or classes of shares, each Member and each Director and the Secretary is entitled to be present and to speak at, each general meeting.
10.20	Voting entitlement
(a)	Subject to the Act, the Listing Rules, this Constitution and any rights or restrictions for the time being attached to any class or classes of shares:
(i)	at meetings of Members or classes of Members each Member entitled to vote may vote in person or by proxy, attorney or Representative; and
(A)	on a show of hands, every Member present has one vote; and
(B)
on a poll, every Member present in person or by proxy, attorney or Representative has one vote for each fully paid share that Member holds and a fraction of a vote equivalent to the amount paid (excluding amounts credited or paid in advance of a call) for each partly paid share that Member holds, except that a Member is not entitled to vote at a general meeting unless all calls and other sums presently payable by that Member in respect of shares in the Company have been paid.
(b)	A Member is not entitled to vote at a general meeting in respect of shares which are the subject of a current Restriction Agreement for so long as any breach of that agreement subsists.
10.21	Vote of joint holders
If a share is held jointly only one Member may vote in respect of the share. If more than one Member attempts to vote, only the vote of the Member whose name first appears in the register of Members counts.
10.22	Vote of mentally affected Member and minors
(a)
If a Member is of unsound mind or is a person whose person or estate is liable to be dealt with in any way under the law relating to mental health or is a minor, that Member's committee or trustee or such other person as properly has the management or guardianship of that Member's estate or affairs may, subject to rule 10.22(b), exercise any rights of the Member in relation to a general meeting as if the committee, trustee or other person were the Member.

(b)
Any person responsible for the management or guardianship of a Member’s estate or affairs must not exercise any rights under rule 10.22(a) unless and until the person has provided the Directors with satisfactory evidence of the person’s appointment and status.

10.23	Objection to voting rights
An objection may be raised with the chair of the general meeting as to the qualification of a person to vote but only at the meeting or adjourned meeting at which the vote objected to is given or tendered, and the decision of the chair is final. A vote allowed by the chair of the meeting pursuant to such an objection is valid for all purposes.
10.24	Appointment of proxies
(a)	Each Member may appoint a proxy and a proxy need not be a Member.
(b)	A Member may appoint no more than two proxies.
(c)	An appointment of two proxies will be of no effect unless each proxy is appointed to represent a specified proportion of the Member’s voting rights.
(d)	A proxy is entitled to vote on a show of hands unless the Member appointing that proxy has appointed another proxy in which case neither proxy will be entitled to vote on a show of hands.
10.25	Instrument appointing a proxy
An instrument appointing a proxy:
(a)
must be in writing under the hand of the appointor or the appointor's attorney duly authorised in writing or, if the appointor is a corporation, either under seal or under the hand of an officer or duly authorised attorney;

(b)
may specify the manner in which the proxy is to vote in respect of a particular resolution and, where an instrument appointing a proxy so provides, the proxy is not entitled to vote on the resolution except as specified in the instrument; and

(c)	subject to the Act, must be in the form approved by the Directors.
10.26	Representatives of bodies corporate
A body corporate that is a Member may appoint a specified person to act as its representative to exercise all or any of the powers the body corporate may exercise:
(a)	at meetings of the Company’s Members; or
(b)	at meetings of creditors or debenture holders; or
(c)	relating to resolutions to be passed without meetings.
10.27	Validity of instrument of appointment
(a)	An instrument appointing a proxy or Representative must not be treated as valid unless this rule has been complied with.
(b)
An instrument appointing a proxy and, if the instrument is signed by the appointor’s attorney, the power of attorney, or a certified copy of that power of attorney, must be completed and received by the Company at any time before the commencement of a meeting or an adjourned meeting at which the proxy proposes to vote.
10.28	Validity of vote not affected
(a)
A vote given in accordance with the terms of an instrument appointing a proxy, an instrument appointing a Representative, a power of attorney or other relevant instrument of appointment is valid despite:

(i)	the previous death or unsoundness of mind of the appointing Member;
(ii)	the revocation of the instrument (or of the authority under which the instrument was executed) or of the power; or
(iii)	the transfer of the share in respect of which the instrument or power is given, if no notice in writing of the death, unsoundness of mind, revocation or transfer has been received by the Company before the commencement of the meeting or adjourned meeting at which the instrument is used or the power is exercised.
(b)
A proxy is not revoked by the Member who appointed the proxy attending and taking part in the meeting, unless the appointing Member actually votes at the meeting on the resolution for which the proxy is proposed to be used.

10.29	Incomplete proxy
(a)	An instrument appointing a proxy will not be invalid merely because it does not contain:
(i)	the address of the appointor or of the proxy;
(ii)	the proxy’s name or the name of the office held by the proxy; or
(iii)	in relation to any or all resolutions, an indication of the manner in which the proxy is to vote.
(b)	Where the instrument does not specify the name of a proxy, the instrument will be taken to be given in favour of the chair of the meeting.
11	Appointment, removal and remuneration of Directors
11.1	Continuing Directors
The Directors who hold office at the date of adoption of this Constitution continue in office subject to this Constitution.
11.2	Number of Directors
The Company must have not less than three Directors. The Company in general meeting may alter the maximum or minimum number of Directors provided that the minimum is not less than three.

11.3	Appointment and removal of Directors
Subject to the Act and this Constitution, the Company may by resolution appoint and remove any Director.
11.4	Rotation of Directors
A Director (other than the Managing Director) must retire from office at the end of the third annual general meeting following the Director’s last appointment or three years, whichever is longer.
11.5	Office held until conclusion of meeting
A retiring Director holds office until the conclusion of the meeting at which the Director retires but is eligible for re-election.
11.6	Director elected at general meeting
The Company may, at a general meeting at which a Director retires or otherwise vacates office, by resolution fill the vacated office by electing a person to that office.
11.7	Eligibility for election as Director
Except for:
(a)	a person who is eligible for election or re-election under rule 11.5 or 11.8; or
(b)	a person recommended for election by the Directors,
(c)
a person is not eligible for election as a Director at a general meeting of the Company unless a consent to nomination signed by the person has been lodged at the Registered Office at least 30 Business Days before the general meeting or any other period permitted under the Listing Rules or the Act.

11.8	Filling a casual vacancy
(a)
Subject to the Act, the Directors may at any time appoint any person to be a Director either to fill a casual vacancy or as an addition to the existing Directors, provided that the total number of Directors does not exceed the maximum number determined in accordance with rule 11.1.

(b)	A Director appointed under this rule holds office until the conclusion of the next annual general meeting of the Company but is eligible for election at that meeting.
11.9	Directors' remuneration
Subject to the Act and the Listing Rules, the Directors will be paid such remuneration as is from time to time determined by the Company in general meeting, and that remuneration accrues from day to day. The remuneration may be divided among the Directors in such proportion as they from time to time agree and, in default of agreement, equally.

11.10	Expenses incurred by Directors
The Directors will be reimbursed for all travelling and other expenses properly incurred by them in attending and returning from meetings of the Directors or any committee of the Directors or general meetings of the Company or otherwise in connection with the business of the Company.
11.11	Payment for special exertions
Subject to the Act and the Listing Rules, the Company may remunerate any Director who is required to perform extra services or make any special exertions (whether travelling or living abroad or otherwise) on behalf of the Company by way of a fixed sum determined by the Directors. Any remuneration paid to a Director under this rule may be either in addition to or in substitution for that Director’s part of the remuneration referred to in rule 11.9.
11.12	Directors need not be Members
Directors need not hold any shares in the Company.
11.13	Vacation of Director’s office
In addition to the circumstances in which the office of a Director becomes vacant under the Act or because the Director is removed from office by resolution of the Company, the office of a Director becomes vacant if the Director:
(a)	dies;
(b)	becomes of unsound mind or a person whose person or estate is liable to be dealt with in any way under the law relating to mental health;
(c)	resigns by notice in writing to the Company;
(d)	is absent without the consent of the Directors from meetings of the Directors held during a continuous period of 6 months;
(e)	becomes bankrupt or suspends payment or compounds with that Director’s creditors; or
(f)	is prohibited by the Act from being a Director.
12	Powers of Directors
12.1	Power to manage Company generally
(a)
Subject to the Act and to any other provision of this Constitution, the business of the Company is to be managed by or under the direction of the Directors who may exercise all powers of the Company except any powers that the Act or this Constitution requires the Company to exercise in general meeting.

12.2	Appointment of attorneys
The Directors may, by power of attorney, appoint any person to be an attorney of the Company for such purposes, with such powers, authorities and discretions (being powers, authorities and discretions vested in or exercisable by the Directors), for such period and subject to such conditions as they think fit.
12.3	Provisions of power of attorney
Any power of attorney under rule 12.2 may contain such provisions for the protection and convenience of persons dealing with the attorney as the Directors think fit and may also authorise the attorney to delegate (including by way of appointment of a substitute attorney) all or any of the powers, authorities and discretions vested in the attorney.
12.4	Delegation of powers to Committee
The Directors may delegate any of their powers, other than powers required by law to be dealt with by Directors as a board, to a Committee or Committees consisting of such of their number and other persons as they think fit. A delegation of a power, or a specified class of powers, may be made either generally or as otherwise provided by the terms of delegation.
12.5	Powers of Committee
If any power is delegated to a Committee under rule 12.4:
(a)	the Committee must exercise the powers delegated in accordance with any directions of the Directors;
(b)	exercise by the Committee of the power is taken to be exercise by the Directors;
(c)	the delegation does not prevent the exercise of the power by the Directors; and
(d)	where the exercise depends on the opinion, belief or state of mind of the Directors, the power may be exercised by the Committee upon the opinion, belief or state of mind of the Committee.
12.6	Meetings of Committee
The provisions of this Constitution relating to meetings of Directors apply so far as they are capable of application and altered as necessary to every meeting held by a Committee appointed.
13	Duties and interests of Directors
13.1	Extent of duties
A Director is not, by reason of his being a Director of the Company nor as a result of any fiduciary responsibilities which arise from him holding that office disqualified from:
(a)	holding any office or place of profit or employment (other than that of auditor) in the Company or in any Related Body Corporate;
(b)
holding any office or place of profit or employment or having any interest in or in respect of any other corporation or partnership regardless of whether the Company has or may have any interest in or dealings with that other corporation or partnership;

(c)	having any interest in or owing any duty to a third party regardless of whether such interest or duty conflicts with or may conflict with the Director’s duties to the Company; or
(d)	entering into any arrangement, contract or dealing with the Company or any Related Body Corporate in any capacity, and neither the holding of office of director of the Company nor the fiduciary responsibilities which arise from it in any way:
(e)	vitiates, avoids or makes voidable any arrangement, contract or dealing entered into by or on behalf of the Company or any Related Body Corporate in which a Director is in any way interested; or
(f)
renders any Director or any corporation of which a Director is an officer or Member or in any way interested, or any partnership of which a Director is a Member or in any way interested, liable to account for any profit or benefit arising out of the holding of that office or place of profit or that arrangement, contract or dealing.

13.2	Disclosure of interests
A Director need only declare the existence, nature, character and extent of any interest if and as required by the Act.
13.3	Interested Directors may vote and be counted in quorum
A Director who is in any way interested in any arrangement, contract or dealing or has any other interest contemplated by rule 13.1 (whether existing or proposed) may:
(a)	be counted in a quorum present at a meeting which considers the arrangement, contract, dealing or matter in which the Director has that other interest; and
(b)	vote in relation to the arrangement, contract, dealing or matter in which the Director has that other interest, but only if the Director has complied with rule 13.2.
13.4	Execution of instruments
A Director may sign any document and affix or attest the affixation of the seal of the Company to any instrument despite any interest which that Director has in the subject matter of that instrument or any other office or place of profit held by the Director.
13.5	Application to Alternate Director
The provisions of this rule 13 extend and apply to Alternate Directors.
14	Proceedings of Directors’ meetings
14.1	Directors’ meetings
The Directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings and proceedings as they think fit.

14.2	Directors may convene meetings
The Directors may at any time, and the Secretary must on the written request of a Director, convene a meeting of Directors.
14.3	Notice
Reasonable notice of a meeting of Directors must be given to each Director and Alternate Director.
14.4	Decisions resolved by majority
A question arising at a meeting of Directors is to be decided by a majority of votes of Directors present and entitled to vote and that decision is for all purposes a decision of the Directors. Each Director present has one vote.
14.5	Alternate Director or proxy and voting
A person who is present at a meeting of directors as an Alternate Director or as a proxy for another Director has one vote for each absent Director who would be entitled to vote if present at the meeting and for whom that person is an Alternate Director or proxy and, if that person is also a Director, has one vote as a Director in that capacity.
14.6	Chair
(a)	The Directors may elect one of their number as chair of their meetings and may remove or replace the chair.
(b)	The chair is entitled to preside at meetings of Directors.
(c)	If a Directors’ meeting is held and:
(i)	a chair has not been elected;
(ii)	the chair is not present within 15 minutes after the time appointed for a meeting of Directors; or
(iii)	if present, the chair is not able or willing to act,
the Directors may appoint another Director to act as chair.
14.7	Chair has casting vote
Subject to the Act, in the event of an equality of votes cast for and against a resolution of Directors, the chair has a second or casting vote, unless only two Directors are present and entitled to vote at the meeting on the question.
14.8	Quorum
(a)	A quorum for a meeting of Directors is two Directors present whether in person or by proxy.
(b)	If a quorum is not present within 15 minutes from the time appointed for a meeting of the Board:
(i)	the meeting stands adjourned to such day, and at such time and place, as the Directors determine or, if no determination is made by the Directors, to the next Business Day at the same time and place; and
(ii)	if, at the adjourned meeting a quorum is not present within 15 minutes from the time appointed for the meeting, the meeting is dissolved.
(c)	No business may be transacted at any meeting of the Board unless a quorum is present.
14.9	Remaining Directors may act
The continuing Directors may act despite a vacancy in their number. If their number is reduced below the minimum number set out in rule 11.1, the continuing Directors may, except in an emergency, act only for the purpose of filling vacancies to the extent necessary to bring their number up to that minimum or to convene a general meeting.
14.10	Circular resolutions of Directors
The Directors may pass a resolution without a Directors’ meeting being held if a majority of the Directors entitled to vote on the resolution sign a document containing a statement that they are in favour of the resolution set out in the document.
14.11	Circular resolutions on separate documents
For the purposes of rule 14.10, separate copies of a document may be used for signing by Directors if the wording of the resolution and statement is identical in each copy.
14.12	Validity of Directors' actions
All acts done by any meeting of the Directors or of a Committee or by any person acting as a Director are, despite it being later discovered that there was some defect in the appointment of a person to be a Director, or to act as a Director, or that a person so appointed was disqualified, is valid as if the person had been duly appointed and was qualified to be a Director or to act as a Director.
14.13	Directors need not be present in person
Directors’ meetings may be held by the Directors communicating with each other by any technological means by which they are able simultaneously to hear each other and to participate in discussion. The Directors need not all be physically present in the same place. A Director who participates in a meeting held in accordance with this rule is treated as being present and entitled to vote at the meeting. The minutes must record that a meeting was held in accordance with this rule.

15	Alternate Directors
15.1	Appointment of alternate directors
Subject to the Act, a Director may appoint a person approved by the majority of the other Directors to be an Alternate Director in the Director's place during such period as the Director thinks fit.
15.2	Entitlement to notice and to vote
An Alternate Director is entitled to notice of meetings of the Directors and, if the appointor is not present at such meeting, is entitled to attend and vote in place of the appointor. Any vote of the Alternate Director is in addition to any vote the Alternate Director may have in that person's capacity as a Director.
15.3	Powers of alternate director
An Alternate Director may exercise any powers that the appointor may exercise except the power to appoint an Alternate Director and, subject to the Act, may perform all the duties of the appointer except to the extent that the appointor has exercised or performed them. An Alternate Director is solely responsible for that Alternate Director's own acts and defaults.
15.4	Alternate director need not be Member
An Alternate Director need not hold any shares.
15.5	Termination of appointment
The appointment of an Alternate Director may be terminated at any time by the appointor despite the period of the appointment of the Alternate Director having not expired, and terminates in any event if the appointor vacates office as a Director.
15.6	Mode of appointment and termination
An appointment or the termination of any appointment of an Alternate Director must be effected by notice in writing signed by the Director who makes or made the appointment and served on the Company at the Registered Office.
15.7	Alternate Director and number of Directors
An Alternate Director is not to be taken into account separately from the appointor in determining the number of Directors.
15.8	Remuneration
Subject to rule 11.10, an Alternate Director is not entitled to receive any remuneration or benefit from the Company.
16	Managing Director and executive directors
16.1	Appointment of Managing Director
The Directors may from time to time appoint one or more of their number to the office of Managing Director or to any other office (except auditor) or any position of employment with the Company for such period and on such terms as they think fit and, subject to the terms of any agreement entered into a particular case, may revoke any such appointment.
16.2	Termination of Managing Director
The Managing Director’s appointment under rule 16.1 is automatically terminated if the Managing Director ceases for any reason to be a Director.
16.3	Managing Director exempt
The Managing Director is, while holding that office, exempt from retirement by rotation under rule 11.4. However, if there is more than one Managing Director, only one is entitled to be exempt from retirement by rotation.
16.4	Remuneration of executive Directors
A Director who is an employee of the Company (including a Managing Director) is (subject to the terms of any agreement entered into in a particular case) entitled to receive such remuneration (whether by way of salary, commission or participation in profits, or partly in one way and partly in another) as the Directors determine.
16.5	Executive Directors’ powers
The Directors may at any time, on such terms and conditions and with such restrictions as they think fit:
(a)
confer on a Director who is an employee of the Company (including a Managing Director) any of the powers exercisable by them, and any powers so conferred may be concurrent with, or be to the exclusion of, the powers of the Directors; and

(b)	withdraw or vary any of those powers.
17	Secretary
17.1	Appointment of Secretary
The Company must have at least one Secretary who is to be appointed by the Directors.
17.2	Suspension and removal of Secretary
The Directors may suspend or remove a Secretary from that office.
17.3	Powers, duties and authorities of Secretary
A Secretary holds office as a Secretary on such terms and conditions, as to remuneration and otherwise, and with such powers, duties and authorities, as the Directors determine or until resignation. The exercise of those powers and authorities is subject at all times to the control of the Directors.
18	Seal
18.1	Use and safe custody of common seal
(a)	It is not necessary for the Company to have a common seal.

(b)	If the Directors elect to adopt a common seal, they must provide for the safe custody of the common seal.
18.2	Authority to use seal
The common seal may be used only by the authority of the Directors or of a committee of the Directors authorised by the Directors to authorise the use of the common seal and every document to which the common seal is affixed must be signed by a Director and must be countersigned by another Director, a Secretary or another person appointed by the Directors to countersign that document or a class of documents in which that document is included.
18.3	Duplicate common seal
If the Company has a common seal, it may also have a duplicate common seal.
18.4	Non autographic signatures
The Directors may determine by resolution (either generally or in respect of a particular case) where the common seal or duplicate common seal of the Company is to be affixed to any instrument that the signature of any Director or the Secretary or any other person may be affixed by some mechanical or other non-autographic means.
18.5	No limitation
This rule 18 does not limit the ways that the Company can execute a document.
19	Company administration
19.1	Minutes of meeting
The Directors must cause minutes containing the following information to be entered into the Company's minute books within one month after the event whose proceedings are recorded in the minutes:
(a)	the names of the Directors present at the relevant meeting of Directors;
(b)	all resolutions and proceedings of each general meeting;
(c)	all resolutions and proceedings of meetings of Directors; and
(d)	all resolutions passed by the Company or the Directors without a meeting.
19.2	Evidence of meetings
Any minutes made under rule 19.1 which purport to be signed by the chair of the meeting to which they relate or by the chair of the next succeeding meeting are sufficient but not conclusive evidence of the matters stated in them.
19.3	Inspection of records
Subject to the Act, the Directors may determine whether and to what extent, and at what time and place and under what conditions, the accounting records and other documents of the Company or any of them will be open to the inspection of Members other than Directors, and a Member other than a Director does not have the right to inspect any document of the Company except as provided by law or authorised by the Directors or by the Company in general meeting.
19.4	Execution of cheques and negotiable instruments
All cheques, promissory notes, bankers drafts, bills of exchange and other negotiable instruments, and all receipts for money paid to the Company, must be signed, drawn, accepted, endorsed or otherwise executed (as the case may be) in such manner as the Directors determine.
19.5	Execution of documents
The Company may execute a document:
(a)	without using a common seal if the document is signed by:
(i)	two Directors of the Company;
(ii)	a Director and a Secretary of the Company; or
(iii)	an agent duly appointed and acting on the express authority of the Directors.
(b)	with the common seal if the seal is fixed to the document and the fixing of the seal is witnessed by:
(i)	two Directors of the Company;
(ii)	a Director and a Secretary of the Company; or
(iii)	an agent duly appointed and acting on the express authority of the Directors.
20	Dividends and reserves
20.1	Reserve fund
The Directors may, before paying any dividend:
(a)
set aside out of the profits of the Company such sums as they think proper as reserves, to be applied, at the discretion of the Directors, for any purpose for which the profits of the Company may be properly applied;

(b)	pending any application under rule 20.1(a), use any sum set aside in the business of the Company or invest any such sum in such investments (which may be dealt with and varied) as they think fit; or
(c)	carry forward so much of the profits remaining as they consider ought not to be distributed as dividends without transferring those profits to a reserve.
20.2	Determination of dividend
Subject to the Act, this Constitution and the rights of persons (if any) entitled to shares with special rights to dividends, the Directors may determine a dividend is payable, fix the amount and the time for and the method of payment.
20.3	Interest not payable
Interest is not payable by the Company in respect of any dividend.
20.4	Dividend amount
(a)	Subject to any special rights or restrictions attached to any shares, every dividend must:
(i)	be paid according to the amounts paid or credited as paid on the shares in respect of which it is to be paid; and
(ii)
be apportioned and paid proportionately to the amounts paid or credited as paid on the shares in respect of which the dividend is to be paid during any part or parts of the period in respect of which the dividend is paid.

(b)	An amount paid or credited as paid on a share in advance of a call is not to be taken for the purposes of rule 20.4(a) to be paid or credited as paid on the share.
20.5	Amounts deducted from dividends
The Directors may deduct from any dividend payable to a Member any sums of money presently payable by that Member to the Company on account of calls or otherwise.
20.6	Distribution of assets
(a)
The Directors may pay any part of a dividend by the distribution of specific assets including (without limitation) paid up shares in, or securities of, the Company or any other corporation. Where a difficulty arises in regard to such a distribution, the Directors may settle the matter as they think fit and may:

(i)	fix the value of any specific asset so distributed;
(ii)	determine that cash payments will be made to any Members on the basis of any value so fixed in order to adjust the rights of all parties; and
(iii)	vest any such specific assets in trustees.
(b)
If a distribution of specific assets to, or at the direction of, a particular Member or Members is illegal or, in the Directors opinion, impracticable, the Directors may make a cash payment to the Member or Members on the basis of the cash amount of the dividend instead of the distribution of specific assets.

20.7	Manner of payment
A dividend may be paid in cash, by the issue of shares, by the grant of options or by the transfer of assets. Any dividend, interest or other money payable in cash in respect of shares may be paid by:

(a)	cheque sent through the post directed to:
(i)
the address of the Member as shown in the register of Members or, in the case of joint holders, to the address shown in the register of Members as the address of the joint holder first named in that register; or

(ii)	such other address as the Member or joint holders in writing direct;
(b)	by electronic funds transfer to an account with a bank or other financial institution nominated by the Member and acceptable to the Company; or
(c)	by any other means determined by the Directors.
20.8	Receipt from joint holders
Any one of two or more joint holders may give effective receipts for any dividends, interest or other money payable in respect of the shares held by them as joint holders.
20.9	Election to reinvest dividend
Subject to the Act and the Listing Rules, the Directors may grant to Members or any class of Members the right to elect to reinvest cash dividends paid by the Company by subscribing for shares in the Company on such terms and conditions as the Directors think fit.
20.10	Election to accept shares in lieu of dividend
Subject to the Act and the Listing Rules, the Directors may determine in respect of any dividend which it is proposed to pay on any shares of the Company that holders of the shares may elect:
(a)	to forego the right to share in the proposed dividend or part of such proposed dividend; and
(b)	to receive instead an issue of shares credited as fully paid on such terms as the Directors think fit.
20.11	Unclaimed dividends
All unclaimed dividends may be invested or otherwise made use of by the Directors for the benefit of the Company until claimed or until dealt with under any law relating to unclaimed moneys.
21	Capitalisation of profits
21.1	Application of capitalised amount
(a)	The Directors may resolve:
(i)
to capitalise any sum, being the whole or a part of the amount for the time being standing to the credit of any reserve amount, profit and loss account or otherwise available for distribution to Members; and

(ii)
that the sum be applied, in any of the ways mentioned in rule 21.1(b), for the benefit of Members in full satisfaction of their interest in the capitalised sum, in the proportions to which those Members would have been entitled in a distribution of that sum by way of dividend or, if there is no such proportional entitlement, as the Directors determine.

(b)	The ways in which a sum may be applied for the benefit of Members under rule 21.1(a) are:
(i)	in paying up any amounts unpaid on shares held by Members;
(ii)	in paying up in full unissued shares or debentures to be issued to Members as fully paid;
(iii)	partly as mentioned in rule 21.1(b)(i) and partly as mentioned in rule 21.1(b)(ii); or
(iv)	any other application permitted by law.
(c)
Where the conditions of issue of a partly paid share so provide, the Member holding that share will be entitled to participate in any application of a sum under rule 21.1(b) to a greater extent than would have been the case had those funds been distributed by dividend but not to any greater extent than permitted by the terms of issue.

21.2	Adjustment of rights
The Directors must do all things necessary to give effect to the resolution and, in particular, to the extent necessary to adjust the rights of the Members among themselves, may:
(a)	fix the value for distribution of the specific assets or any part of those assets;
(b)	issue fractional certificates or make cash payments in cases where shares or debentures become issuable in fractions or determine that fractions may be disregarded;
(c)	vest any cash or specific assets in trustees on trust for the persons entitled as they think fit; and
(d)
authorise any person or make, on behalf of all the Members entitled to any further shares or debentures on the capitalisation, an agreement with the Company providing for the issue to them, credited as fully paid up, of any further shares or debentures or for the payment by the Company on their behalf of the amounts or any part of the amounts remaining unpaid on their existing shares by the application of their respective proportions of the sum resolved to be capitalised and any agreement made under that authority is effective and binding on all the Members concerned.

22	Notices
22.1	No address given by Member
Any Member who has not left at or sent to the Registered Office a place of address or an electronic mail address at or to which all notices and documents of the Company may be served will not be entitled to receive any notice.
22.2	Giving of notices by the Company
A notice may be served by the Company on any Member either:
(a)	personally; or
(b)
by sending it by post (air mail for Members residing outside Australia) to, or leaving it at, the address for the Member in the register of Members or the alternative address (if any) nominated in writing by the Member; or

(c)	by sending it to the facsimile number or electronic address (if any) nominated by the Member in writing.
22.3	Effecting of notices
A notice is treated as being effectively served:
(a)	where sent by post, on the day after its date of posting; and
(b)	where sent by facsimile or electronically on the day it is sent if it is properly addressed and sent.
22.4	Evidence of service
A certificate in writing signed by a Director or Secretary stating that a document was sent to a Member by post or fax or electronic transmission on a particular date is prim facie evidence that the document was sent on that date.
22.5	Notice to joint holders
A notice may be given by the Company to the joint holders of a share by giving the notice to the joint holder first named in the register of Members in respect of the share.
22.6	Persons entitled to shares
A person who by operation of law, transfer or other means whatsoever becomes entitled to any share is absolutely bound by every document given in accordance with this part 22 to the person from whom that person derives title prior to registration of that person’s title in the Register.
22.7	Person entitled on death or bankruptcy
A notice may be given by the Company to a person entitled to a share in consequence of the death or bankruptcy of a Member by serving it on that person:
(a)	by any of the methods noted in rule 22.1 if that person has supplied an address (including electronic address) or facsimile number for the service of such notices; or

(b)	if such an address has not been supplied, in any manner which notice might have been given if the death or bankruptcy had not occurred.
23	Winding up
23.1	Distribution
(a)
If the Company is wound up and the assets available for distribution among the Members are insufficient to repay the whole of the paid up capital, the assets will be distributed so that, as nearly as may be, the losses are borne by the Members in proportion to the capital paid up, or which ought to have been paid up, at the commencement of the winding up, on the shares held by them respectively.

(b)
If, in a winding up, the assets available for distribution among the Members are more than sufficient to repay the whole of the capital paid up at the commencement of the winding up, the excess shall be distributed among the Members in proportion to the capital at the commencement of the winding up paid up, or which ought to have been paid up, on the shares held by them respectively.

23.2	Liquidator’s powers on winding up
If the Company is wound up, the liquidator may, with the sanction of a special resolution:
(a)
divide among the Members in kind the whole or any part of the property of the Company and may for that purpose set such value as the liquidator considers fair on any property to be so divided and may determine how the division is to be carried out as between the Members or different classes of Members; and

(b)
vest the whole or any part of any such property in trustees on such trusts for the benefit of the contributories as the liquidator thinks fit, but so that no Member is compelled to accept any shares or other securities in respect of which there is any liability.

23.3	Shares issued on special terms
Rule 23.2 does not prejudice or affect the rights of a Member holding shares issued on special terms and conditions.
24	Indemnity and insurance
24.1	Indemnity
To the extent permitted by law and without limiting the powers of the Company, the Company may indemnify any each person who is, or has been, a Director, Secretary or executive officer of the Company against:
(a)	any liability incurred by the person in that capacity (except a liability for legal costs); and
(b)	all legal costs incurred in defending or resisting (or otherwise in connection with) proceedings, whether civil or criminal or of an administrative or investigatory nature, in which the person becomes involved because of that capacity,
(c)	except to the extent that:
(d)	the Company is forbidden by statute to indemnify the person against the liability or legal costs; or
(e)	an indemnity by the Company of the person against the liability or legal costs would, if given, be made void by statute.
24.2	Insurance
To the extent permitted by law and without limiting the powers of the Company, the Company may pay or agree to pay, whether directly or through an interposed entity, a premium for a contract insuring a person who is, or has been, a Director, Secretary or executive officer of the Company or of a Related Body Corporate of the Company against liability incurred by the person in that capacity, including a liability for legal costs, unless:
(a)	the Company is forbidden by statute to pay or agree to pay the premium; or
(b)	the contract would, if the Company paid the premium, be made void by statute.
24.3	Contract
The Company may enter into an agreement with a person who is, or who has been, a Director, Secretary or executive officer of the Company with respect to the matters covered by rules 24.1 or 24.2. An agreement entered into pursuant to this rule 24.3 may include provisions relating to rights of access to the books of the Company conferred by the Act or otherwise by law.
25	Restricted Securities
25.1	Disposal during Escrow Period
(a)	Restricted Securities cannot be disposed of during the Escrow Period except as permitted by the Listing Rules or ASX.
(b)	The Company must not acknowledge a disposal (including by registering a transfer) of Restricted Securities during the Escrow Period except as permitted by the Listing Rules or ASX.
25.2	Breach of Restriction Agreement or Listing Rules
During a breach of the Listing Rules relating to Restricted Securities, or a breach of a Restriction Agreement, the holder of the Restricted Securities is not entitled to any dividend or distribution, or voting rights, in respect of the Restricted Securities.
26	Unmarketable Parcels of shares

26.1	Shares held less than a Marketable Parcels
Subject to the Listing Rules, if at any time the total number of shares held by a Member is less than a Marketable Parcel, the Directors may procure the sale of those shares in accordance with the procedures set out in this rule 26.1.
26.2	Notice to Members
(a)	Subject to the Listing Rules, if at any time the total number of shares held by a Member is less than a Marketable Parcel, the Directors may send that Member a notice which:
(i)	explains the effect of the notice under this rule 26.1; and
(ii)	advises the holder that he or she may choose to be exempt from the provisions of this rule. A form of election for that purpose must be sent with the notice.
(b)	If, before 5.00 pm Sydney time on a date specified in the notice (which must be no earlier than six weeks after the notice is sent):
(i)	the Company has not received a notice from the Member choosing to be exempt from the provisions of this rule 26.1; and
(ii)	the Member has not increased his or her shareholding to a Marketable Parcel, the Directors may sell or otherwise dispose of the shares constituting less than a Marketable Parcel and the Member is taken to have irrevocably appointed the Company as his or her agent to do anything in rule 26.
26.3	New holdings
In addition to initiating a sale by sending a notice under rule 26.2(a), the Directors may also initiate a sale if a Member holds less than a Marketable Parcel and that holding was created by a transfer of a parcel of shares effect on or after 1 September 1999 that was less than a Marketable Parcel at the time that the transfer document was initiated or, in the case of a paper-based transfer document, was lodged with the company. In that case:
(a)	the Member is taken to have irrevocably appointed the company as his or her agent to do anything in rule 26.4; and
(b)
if the holding was created after the adoption of this rule, the Directors may remove or change the Member’s rights to vote or receive dividends in respect of those shares. Any dividends withheld must be sent to the former holder after the sale when the former holder delivers to the Company such proof of title as the Directors accept.

26.4	Sale of shares
The Company may sell the shares constituting less than a Marketable Parcel as soon as practicable on such terms and in such manner as the Directors think fit and at a price which the Directors consider is the best price reasonably available for the shares when they are sold.

26.5	Sale proceeds
Where:
(a)	shares constituting less than a Marketable Parcel are sold by the Company on behalf of a member under this rule 26; and
(b)	the certificate for those shares has been received by the Company (unless the Company is satisfied that the certificate has been lost or destroyed),
(c)
the Company must, within 60 days of the completion of the sale, send the proceeds of sale to the Member entitled to those proceeds by sending a cheque payable to the Member through the post to the address of the Member shown in the Register, or in the case of joint holders, to the address of the Member whose name first appears in the Register.

26.6	Costs
The costs and expenses of any sale of shares arising from a notice under this rule 26 (including brokerage and stamp duty) are payable by the purchaser or by the Company.
26.7	12 month limit
A notice under rule 26.2(a) may be given to a Member only once in a 12 month period and may not be given during the offer period of a takeover bid for the Company.
26.8	Effect of a takeover bid
If a takeover bid is announced after a notice is given but before an agreement is entered into for the sale of shares, this rule ceases to operate for those shares. However, despite rule 26.7, a new notice under rule 26.2(a) may be given after the offer period of the takeover bid closes.
26.9	Revocation of notice
The Directors may, before a sale is effected under this rule 26, revoke a notice given or suspend or terminate the operation of this rule either generally or in specific cases.
26.10	Separate membership
If a Member is registered in respect of more than one parcel of shares, the Directors may treat the Member as a separate Member in respect of each of those parcels so that this rule 26 will operate as if each parcel was held by different persons.